EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(847) 653-7375
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. Contact:
Berry Allen - Investor Relations
E-Mail: beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS EARNINGS FOR THE FOURTH QUARTER OF 2016

CHICAGO, January 26, 2017 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2016 fourth quarter net income available to common stockholders of $45.2 million, or $0.53 per diluted common share, compared to $42.4 million, or $0.54 per diluted common share, last quarter and $41.6 million, or $0.56 per diluted common share, in the fourth quarter a year ago.  Annual net income available to common stockholders for 2016 was $166.1 million compared to $150.9 million for 2015. Diluted earnings per common share were $2.13 for 2016 compared to $2.02 for 2015.

"Our company had a very successful 2016. Operating earnings per share grew by 13.6%. We realized significant and sustained organic loan, deposit, and fee growth. Credit performance was excellent. We were able to maintain our net interest margin despite significant interest rate swings, and our fee businesses continued their growth and development.
In the third quarter of 2016, we successfully acquired and integrated American Chartered Bancorp, Inc., while at the same time increasing the investment we’re making in our infrastructure, particularly in technology and risk capabilities.
Legacy bank performance, which excludes the impact of the American Chartered merger, in the fourth quarter was very good. Loan growth, deposit growth, and fee performance, with the exception of the Mortgage Banking Segment, was strong. Mortgage net income was under our target run rate for the fourth quarter, but did well given the highly volatile interest rate environment in the quarter.
We look forward to a strong 2017," stated Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc.

KEY ITEMS

Operating Earnings

The following table presents a reconciliation of net income to operating earnings (in thousands). Non-core items represent the difference between non-core non-interest income and non-core non-interest expense. See the "Non-GAAP Financial Information" section for details on non-core items.

				Year Ended
				December 31,
	4Q16	3Q16	4Q15	2016	2015
Net income - as reported	$47,191	$44,419	$43,607	$174,136	$158,948

Non-core items	7,062	15,363	(4,183)	28,214	5,769
Income tax expense on non-core items (1)	2,406	7,867	(1,140)	11,853	2,809
Non-core items, net of tax	4,656	7,496	(3,043)	16,361	2,960

Operating earnings	51,847	51,915	40,564	190,497	161,908
Dividends on preferred shares	2,005	2,004	2,000	8,009	8,000
Operating earnings available to common stockholders	$49,842	$49,911	$38,564	$182,488	$153,908

Diluted operating earnings per common share	$0.59	$0.63	$0.52	$2.34	$2.06
Weighted average common shares outstanding for diluted operating earnings per common share	84,674,181	78,683,170	73,953,165	77,976,121	74,849,030

(1)	Both the third quarter of 2016 and the year ended December 31, 2016 include an adjustment for the $1.8 million income tax benefit resulting from the adoption of new stock-based compensation guidance.

Operating earnings available to common stockholders were $49.8 million, or $0.59 per diluted common share, in the fourth quarter of 2016 compared to $49.9 million, or $0.63 per diluted common share, last quarter. Key drivers of the change in operating earnings from the third to the fourth quarter of 2016 were:

•
Net interest income on a fully tax equivalent basis increased by $14.4 million, or 10.5%, in the fourth quarter of 2016 compared to the prior quarter. This increase is due to a full quarter of American Chartered Bancorp, Inc. ("American Chartered") being presented as well as organic loan growth.

•
Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in the Taylor Capital Group, Inc. ("Taylor Capital") and American Chartered mergers ("bank mergers"), decreased three basis points from the prior quarter primarily due to higher borrowing costs.

•
Our core non-interest income decreased $14.4 million, or 13.4%, to $93.3 million compared to the prior quarter primarily due to a decrease in mortgage banking revenue which was a result of lower origination and servicing fees. Mortgage origination fees declined due to fewer rate lock commitments during the quarter as a result of higher interest rates and lower gain on sale margin. Servicing fees declined due to changes in the fair value of our mortgage servicing rights asset, net of related hedges, driven by interest rate volatility during the quarter.

•
Our core non-interest expense increased $4.8 million, or 3.1%, to $159.1 million compared to the prior quarter primarily due to higher salaries and employee benefits, occupancy and equipment, and computer services and telecommunication expenses driven by the inclusion of a full quarter of American Chartered expenses.

Operating earnings available to common stockholders increased by $28.6 million to $182.5 million, or $2.34 per diluted common share, for the year ended December 31, 2016 compared to $153.9 million, or $2.06 per diluted common share, in the prior year. Key drivers of the change in operating earnings from the year ended December 31, 2015 to the year ended December 31, 2016 were:

•
Net interest income on a fully tax equivalent basis increased by $53.8 million, or 10.9%, in 2016 compared to the prior year primarily due to organic loan growth as well as the impact of the American Chartered merger.

•
Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, decreased four basis points in 2016 compared to the prior year primarily due to a decrease in average yields earned on investment securities and an increase in cost of deposits and borrowings.

•	Our core non-interest income for 2016 increased by $51.6 million, or 16.0%, to $373.9 million compared to 2015 primarily due to higher mortgage banking revenue and trust and asset management fees.

•
Our core non-interest expense increased by $62.1 million, or 11.7%, from 2015 to $590.6 million for 2016 primarily due to higher salaries and employee benefits, occupancy and equipment, computer services and telecommunication, and other operating expenses.

Loan Balances

Loan balances, excluding purchased credit-impaired loans, increased $226.4 million (+1.8%, or +7.3% annualized) during the fourth quarter of 2016 primarily due to growth in lease, construction real estate and residential real estate loans. Legacy loan balances (which exclude loans acquired in the American Chartered merger), excluding purchased credit-impaired loans, increased $360.0 million (+3.4%, or +13.6% annualized) from September 30, 2016.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	12/31/2016			9/30/2016			Change in Legacy Loan Balances from 9/30/2016 to 12/31/2016
	Legacy	American Chartered (1)	Total	Legacy	American Chartered (1)	Total	Amount	Percent
Commercial-related loans:
Commercial	$3,752,392	$594,114	$4,346,506	$3,745,486	$640,326	$4,385,812	$6,906	+0.2%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,002,976	—	2,002,976	1,873,380	—	1,873,380	129,596	+6.9%
Commercial real estate	2,892,692	895,324	3,788,016	2,849,270	945,531	3,794,801	43,422	+1.5%
Construction real estate	501,060	17,502	518,562	415,171	35,852	451,023	85,889	+20.7%
Total commercial-related loans	9,149,120	1,506,940	10,656,060	8,883,307	1,621,709	10,505,016	265,813	+3.0%
Other loans:
Residential real estate	896,700	164,128	1,060,828	823,374	175,453	998,827	73,326	+8.9%
Indirect vehicle	541,680	—	541,680	522,271	—	522,271	19,409	+3.7%
Home equity	187,162	79,215	266,377	188,861	86,427	275,288	(1,699)	-0.9%
Consumer	80,122	659	80,781	77,013	943	77,956	3,109	+4.0%
Total other loans	1,705,664	244,002	1,949,666	1,611,519	262,823	1,874,342	94,145	+5.8%
Total loans, excluding purchased credit-impaired	10,854,784	1,750,942	12,605,726	10,494,826	1,884,532	12,379,358	359,958	+3.4%
Purchased credit-impaired	122,156	40,921	163,077	137,025	24,313	161,338	(14,869)	-10.9%
Total loans	$10,976,940	$1,791,863	$12,768,803	$10,631,851	$1,908,845	$12,540,696	$345,089	+3.2%

(1)	American Chartered loans refer to the loans acquired in the American Chartered merger, including those that have been renewed subsequent to the merger.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	12/31/2016				Change in Legacy Loan Balances from 12/31/2015 to 12/31/2016
	Legacy	American Chartered (1)	Total	12/31/2015	Amount	Percent
Commercial-related loans:
Commercial	$3,752,392	$594,114	$4,346,506	$3,616,286	$136,106	+3.8%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,002,976	—	2,002,976	1,779,072	223,904	+12.6%
Commercial real estate	2,892,692	895,324	3,788,016	2,695,676	197,016	+7.3%
Construction real estate	501,060	17,502	518,562	252,060	249,000	+98.8%
Total commercial-related loans	9,149,120	1,506,940	10,656,060	8,343,094	806,026	+9.7%
Other loans:
Residential real estate	896,700	164,128	1,060,828	628,169	268,531	+42.7%
Indirect vehicle	541,680	—	541,680	384,095	157,585	+41.0%
Home equity	187,162	79,215	266,377	216,573	(29,411)	-13.6%
Consumer	80,122	659	80,781	80,661	(539)	-0.7%
Total other loans	1,705,664	244,002	1,949,666	1,309,498	396,166	+30.3%
Total loans, excluding purchased credit-impaired	10,854,784	1,750,942	12,605,726	9,652,592	1,202,192	+12.5%
Purchased credit-impaired	122,156	40,921	163,077	141,406	(19,250)	-13.6%
Total loans	$10,976,940	$1,791,863	$12,768,803	$9,793,998	$1,182,942	+12.1%

(1)	American Chartered loans refer to the loans acquired in the American Chartered merger, including those that have been renewed subsequent to the merger.

Legacy loan balances, excluding purchased credit-impaired loans, increased $1.2 billion (+12.5%) compared to December 31, 2015, driven by the growth in commercial-related loans.

Deposit Balances

Low cost deposits decreased $131.5 million (-1.1%, or -4.3% annualized) in the fourth quarter of 2016 primarily due to a decrease in higher rate NOW accounts and mortgage escrow accounts. Low cost deposits represented 86% of total deposits at December 31, 2016, with non-interest bearing deposits representing 46% of total deposits. Legacy low cost deposit balances increased $40.7 million (+0.4%, or 1.6% annualized) from September 30, 2016 driven by good non-interest bearing deposit flows. Legacy non-interest bearing deposits increased $82.3 million (+1.6%, or +6.5% annualized) in the fourth quarter of 2016. Legacy deposits exclude deposits assumed in the American Chartered merger.

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	12/31/2016			9/30/2016			Change in Legacy Deposit Balances from 9/30/2016 to 12/31/2016
	Legacy	American Chartered (1)	Total	Legacy	American Chartered (1)	Total	Amount	Percent
Low cost deposits:
Non-interest bearing deposits	$5,137,605	$1,270,564	$6,408,169	$5,055,261	$1,355,073	$6,410,334	$82,344	+1.6%
Money market, NOW and interest bearing deposits	3,861,222	681,782	4,543,004	3,896,438	763,969	4,660,407	(35,216)	-0.9%
Savings deposits	1,024,368	111,624	1,135,992	1,030,834	117,066	1,147,900	(6,466)	-0.6%
Total low cost deposits	10,023,195	2,063,970	12,087,165	9,982,533	2,236,108	12,218,641	40,662	+0.4%
Certificates of deposit:
Certificates of deposit	1,079,405	145,697	1,225,102	1,145,303	152,883	1,298,186	(65,898)	-5.8%
Brokered certificates of deposit	774,802	23,379	798,181	738,960	23,479	762,439	35,842	+4.9%
Total certificates of deposit	1,854,207	169,076	2,023,283	1,884,263	176,362	2,060,625	(30,056)	-1.6%
Total deposits	$11,877,402	$2,233,046	$14,110,448	$11,866,796	$2,412,470	$14,279,266	$10,606	+0.1%

(1)	American Chartered deposits refer to deposits assumed in the American Chartered merger.

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	12/31/2016				Change in Legacy Deposit Balances from 12/31/2015 to 12/31/2016
	Legacy	American Chartered (1)	Total	12/31/2015	Amount	Percent
Low cost deposits:
Non-interest bearing deposits	$5,137,605	$1,270,564	$6,408,169	$4,627,184	$510,421	+11.0%
Money market, NOW and interest bearing deposits	3,861,222	681,782	4,543,004	4,144,633	(283,411)	-6.8%
Savings deposits	1,024,368	111,624	1,135,992	974,555	49,813	+5.1%
Total low cost deposits	10,023,195	2,063,970	12,087,165	9,746,372	276,823	+2.8%
Certificates of deposit:
Certificates of deposit	1,079,405	145,697	1,225,102	1,244,292	(164,887)	-13.3%
Brokered certificates of deposit	774,802	23,379	798,181	514,551	260,251	+50.6%
Total certificates of deposit	1,854,207	169,076	2,023,283	1,758,843	95,364	+5.4%
Total deposits	$11,877,402	$2,233,046	$14,110,448	$11,505,215	$372,187	+3.2%

(1)	American Chartered deposits refer to deposits assumed in the American Chartered merger.

Legacy low cost deposit balances increased $276.8 million (+2.8%) compared to December 31, 2015, driven by 11.0% growth in non-interest bearing deposits.

Credit Quality Metrics

Overall credit quality was stable compared to the prior quarter and improved compared to the prior year end.

•
Our provision for credit losses decreased by $3.9 million in the fourth quarter of 2016 compared to the third quarter of 2016 and decreased by $1.8 million during the year ended December 31, 2016 compared to the prior year. The decrease from the prior quarter was primarily due to improvement of a potential problem loan at our leasing segment.

•
Net loan charge-offs during the quarter were 0.10% of loans (annualized) compared to 0.09% (annualized) in the third quarter of 2016 and were 0.09% for the year ended December 31, 2016 compared to 0.04% for the year ended December 31, 2015.

•
Non-accrual loans and non-performing assets decreased by $3.2 million (-6.1%) and $1.5 million (-1.7%), respectively, from September 30, 2016. Compared to a year ago, non-accrual loans decreased by $49.1 million (-50.1%) and non-performing assets decreased by $50.3 million (-36.9%).

•	Potential problem loans increased by $33.0 million (+29.5%) from September 30, 2016 and increased by $4.6 million (+3.3%) from December 31, 2015.

•	Our non-performing loans to total loans ratio was 0.46% at December 31, 2016, 0.43% at September 30, 2016 and 1.07% at December 31, 2015.

RESULTS OF OPERATIONS

Fourth Quarter and Annual Results

Net Interest Income

The following table presents net interest income and net interest margin on fully tax equivalent basis (dollars in thousands):

			Change from 3Q16 to 4Q16		Change from 4Q15 to 4Q16	Year Ended		Change from 2015 to 2016
						December 31,
	4Q16	3Q16		4Q15		2016	2015
Net interest income - fully tax equivalent	$152,304	$137,893	+10.5%	$129,076	+18.0%	$546,507	$492,686	+10.9%

Net interest income - fully tax equivalent, excluding acquisition accounting discount accretion on bank merger loans	144,741	131,733	+9.9%	119,373	+21.3%	517,728	459,047	+12.8%

Net interest margin - fully tax equivalent	3.67%	3.68%	-0.01%	3.86%	-0.19%	3.73%	3.84%	-0.11%

Net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on bank merger loans	3.47%	3.50%	-0.03%	3.56%	-0.09%	3.52%	3.56%	-0.04%

Net interest income on a fully tax equivalent basis increased $14.4 million in the fourth quarter of 2016 compared to the prior quarter as a result of the interest earning assets and interest bearing liabilities acquired through the American Chartered merger being presented for a full quarter and organic loan growth. Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, decreased three basis points to 3.47% for the fourth quarter of 2016 compared to 3.50% for the prior quarter primarily due to a higher cost of borrowings.

Net interest income on a fully tax equivalent basis increased in the fourth quarter of 2016 compared to the fourth quarter of 2015 primarily due to growth in our legacy loan portfolio and the impact of the interest earning assets and interest bearing liabilities acquired through the American Chartered merger, partially offset by a decrease in interest earned on purchased credit-impaired loans and an increase in average borrowings. Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, decreased nine basis points to 3.47% compared to 3.56% for the fourth quarter of 2015 primarily due to a decrease in average yields earned on investment securities and an increase in cost of deposits and borrowings.

Net interest income on a fully tax equivalent basis increased in 2016 compared to the prior year primarily due to growth in our legacy loan portfolio and the impact of the interest earning assets and interest bearing liabilities acquired through the American Chartered merger. Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, decreased four basis points to 3.52% for 2016 compared to 3.56% for the prior year. This decrease was primarily due to a decrease in average yields earned on investment securities and an increase in cost of deposits and borrowings.

See the supplemental net interest margin tables in the "Net Interest Margin" section for further detail. Reconciliations of net interest income on a fully tax equivalent basis to net interest income on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans are also set forth in the tables in the "Net Interest Margin" section. In addition, reconciliations of net interest margin on a fully tax equivalent basis to net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans are included in the same section.

Non-interest Income

The following table presents non-interest income (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Core non-interest income:
Key fee initiatives:
Mortgage banking revenue	$32,277	$49,095	$39,615	$27,482	$26,542	$148,469	$117,426
Lease financing revenue, net	19,868	18,864	15,708	19,046	15,937	73,486	76,581
Commercial deposit and treasury management fees	14,237	12,957	11,548	11,878	11,711	50,620	45,283
Trust and asset management fees	8,442	8,244	8,236	7,950	6,077	32,872	23,545
Card fees	4,340	4,161	4,045	3,525	3,651	16,071	15,322
Capital markets and international banking service fees	4,021	3,313	2,771	3,227	2,355	13,332	8,148
Total key fee initiatives	83,185	96,634	81,923	73,108	66,273	334,850	286,305
Consumer and other deposit service fees	3,563	3,559	3,161	3,025	3,440	13,308	13,282
Brokerage fees	887	1,294	1,315	1,158	1,252	4,654	5,754
Loan service fees	1,952	1,792	1,961	1,752	1,890	7,457	6,259
Increase in cash surrender value of life insurance	1,316	1,055	850	854	864	4,075	3,391
Other operating income	2,350	3,337	2,043	1,836	1,344	9,566	7,274
Total core non-interest income	93,253	107,671	91,253	81,733	75,063	373,910	322,265
Non-core non-interest income:
Net gain (loss) on investment securities	178	—	269	—	(3)	447	(176)
Net (loss) gain on disposal of other assets	(749)	5	(2)	(48)	—	(794)	(2)
Increase in market value of assets held in trust for deferred compensation (1)	141	711	480	8	565	1,340	6
Total non-core non-interest income	(430)	716	747	(40)	562	993	(172)
Total non-interest income	$92,823	$108,387	$92,000	$81,693	$75,625	$374,903	$322,093

(1)	Resides in other operating income in the consolidated statements of operations.

Core non-interest income for the fourth quarter of 2016 decreased by $14.4 million, or 13.4%, to $93.3 million from the third quarter of 2016.

•
Mortgage banking revenue decreased as a result of lower origination and servicing fees. Mortgage origination fees declined due to fewer rate lock commitments during the quarter as a result of higher interest rates and lower gain on sale margin. Servicing fees declined due to changes in the fair value of our mortgage servicing rights asset, net of related hedges also driven by the volatile interest rate environment in the fourth quarter of 2016.

•	Lease financing revenue increased primarily due to higher residual gains and an increase in operating lease revenue.

•	Commercial deposit and treasury management fees increased due to the increased customer base as a result of the American Chartered merger.

•	Capital markets and international banking services fees increased due to higher swap and M&A advisory fees partly offset by lower syndication fees.

•	Other operating income decreased due to lower earnings from investments in Small Business Investment Companies.

Core non-interest income for the year ended December 31, 2016 increased by $51.6 million, or 16.0%, to $373.9 million compared to the year ended December 31, 2015.

•	Mortgage banking revenue increased due to higher gain on sale margin and higher mortgage servicing fees.

•	Leasing revenues decreased due to lower residual gains partly offset by higher fees from the sale of third-party equipment maintenance contracts.

•	Commercial deposit and treasury management fees increased due to new customer activity as well as the increased customer base as a result of the American Chartered merger.

•
Trust and asset management fees increased due to the addition of new customers as well as the acquisitions of MSA Holdings, LLC ("MSA") on December 31, 2015 and the Illinois court-appointed guardianship and special needs trust business in the third quarter of 2015.

•	Capital markets and international banking services fees increased due to higher swap, M&A advisory and syndication fees.

•	Other operating income increased due to higher earnings from investments in Small Business Investment Companies.

Non-interest Expense

The following table presents non-interest expense (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$58,823	$55,088	$51,383	$48,809	$48,433	$214,103	$189,570
Commissions	12,036	12,318	10,822	10,348	9,794	45,524	45,564
Bonus and stock-based compensation	12,167	12,980	12,871	8,657	9,950	46,675	39,932
Health and accident insurance	5,951	6,377	6,079	5,599	4,646	24,006	21,075
Other salaries and benefits (2)	15,072	15,320	13,045	12,089	11,533	55,526	47,560
Total salaries and employee benefits expense	104,049	102,083	94,200	85,502	84,356	385,834	343,701
Occupancy and equipment expense	15,594	14,662	13,407	13,260	12,935	56,923	50,235
Computer services and telecommunication expense	11,019	9,731	9,266	8,750	8,548	38,766	34,147
Advertising and marketing expense	3,039	3,031	2,923	2,855	2,549	11,848	10,070
Professional and legal expense	2,351	2,779	3,220	2,492	2,715	10,842	8,593
Other intangible amortization expense	2,388	1,674	1,617	1,626	1,546	7,305	6,115
Net loss (gain) recognized on other real estate owned (A)	182	(890)	(297)	(637)	(256)	(1,642)	1,814
Net (gain) loss recognized on other real estate owned related to FDIC transactions (A)	(1,164)	(18)	312	154	(549)	(716)	(845)
Other real estate expense, net (A)	192	187	243	137	76	759	499
Other operating expenses	21,478	21,067	19,814	18,366	18,932	80,725	74,228
Total core non-interest expense	159,128	154,306	144,705	132,505	130,852	590,644	528,557
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	6,491	11,368	2,566	3,287	(4,186)	23,712	5,506
Branch exit and facilities impairment charges	—	—	155	—	—	155	—
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Contribution to MB Financial Charitable Foundation (C)	—	4,000	—	—	—	4,000	—
Increase in market value of assets held in trust for deferred compensation (D)	141	711	480	8	565	1,340	6
Total non-core non-interest expense	6,632	16,079	3,201	3,295	(3,621)	29,207	5,597
Total non-interest expense	$165,760	$170,385	$147,906	$135,800	$127,231	$619,851	$534,154

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, C – Other operating expenses and D – Salaries and employee benefits.

(2)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Core non-interest expense increased by $4.8 million, or 3.1%, from the third quarter of 2016 to $159.1 million for the fourth quarter of 2016.

•	Salaries and employee benefits expense increased primarily due to the increased staff from the American Chartered merger for a full quarter.

•	Occupancy and equipment expense increased due to the additional offices acquired through the American Chartered merger for a full quarter.

•	Computer services and telecommunication expense increased due to investments in systems as well as the increase in customer activity as a result of the American Chartered merger.

•	Professional and legal expense decreased due to lower legal expense.

•	Other intangible amortization expense was higher due to the core deposit intangible recorded as a result of the American Chartered merger.

Core non-interest expense increased by $62.1 million, or 11.7%, from the year ended December 31, 2015 to $590.6 million for the year ended December 31, 2016.

•	Salaries and employee benefits expense increased due to the following:

•	Salaries increased due to new hires, annual pay increases effective in the beginning of the second quarter and increased staff from the American Chartered merger and the acquisition of MSA.

•	Bonus and stock-based compensation increased primarily due to an increase in bonus expense based on company performance in 2016 as well as the increase in staff.

•
Other salaries and benefits expense increased due to increased temporary help in our IT, mortgage and other support areas as well as higher 401(k) match and profit sharing contribution expense and payroll taxes as a result of the increase in staff.

•
Occupancy and equipment expense increased due to higher depreciation, property tax and rental operating expenses as a result of the acquisition of MSA and the American Chartered merger as well as new offices opened at our Mortgage Banking Segment.

•	Computer services and telecommunication expense increased due to higher processing costs as a result of increased customer base and investments in systems.

•	Advertising and marketing expense increased due to increased brand awareness advertising.

•	Professional and legal expense increased due to increased litigation and consulting fees.

•	Other intangible amortization expense was higher due to the customer and core deposit intangibles recorded as a result of the acquisition of MSA and the American Chartered merger, respectively.

•	Non-interest expense was also impacted by higher gains recognized on other real estate owned properties.

•
Other operating expenses increased due to higher FDIC premiums (as a result of MB Financial Bank, N.A. (the "Bank") exceeding $10 billion in assets), filing and other loan expense and card expenses (higher rewards and product development expense).

The following table presents the detail of the merger related and repositioning expenses (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Merger related and repositioning expenses:
Salaries and employee benefits	$4,238	$8,684	$324	$81	$(212)	$13,327	$(176)
Occupancy and equipment expense	95	104	8	—	—	207	275
Computer services and telecommunication expense	781	3,105	511	305	(103)	4,702	306
Advertising and marketing expense	6	53	41	23	2	123	2
Professional and legal expense	158	1,681	101	97	1,454	2,037	2,460
Branch exit and facilities impairment charges	—	(2,908)	—	44	616	(2,864)	8,515
Contingent consideration expense - Celtic acquisition (1)	1,000	—	—	2,703	—	3,703	—
Other operating expenses	213	649	1,581	34	(5,943)	2,477	(5,876)
Total merger related and repositioning expenses	$6,491	$11,368	$2,566	$3,287	$(4,186)	$23,712	$5,506

(1)	Resides in other operating expenses in the consolidated statements of operations.

In the fourth quarter of 2016, merger related and repositioning expenses primarily included costs incurred in connection with the American Chartered merger. In the third quarter of 2016, merger related and repositioning expenses primarily included costs incurred in connection with the American Chartered merger as well as a reversal of an exit cost due to a favorable lease termination on a branch acquired through the Taylor Capital merger. In the second quarter of 2016, merger related and repositioning expenses included a $1.5 million contract termination fee related to the American Chartered integration (reflected in other operating expenses). In the first quarter of 2016, merger related and repositioning expenses included an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. In the fourth quarter of 2015, merger related and repositioning expenses were impacted by the reversal of an accrual for a potential contingent loss we assumed in connection with the Taylor Capital merger (reflected in other operating expenses).

Operating Segments

The Company's operations consist of three reportable operating segments: Banking, Leasing and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering and fee business activities. Our Leasing Segment generates revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and MB Equipment Finance, LLC. Our Mortgage Banking Segment originates residential mortgage loans for sale to investors through its retail and third party origination channels as well as residential mortgage loans held in our loan portfolio. The Mortgage Banking Segment also services residential mortgage loans owned by investors and the Company.

Banking Segment

The following table summarizes financial information, adjusted for funds transfer pricing and internal allocations of certain expenses and excluding non-core non-interest income and expense, for the Banking segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015

Net interest income	$133,688	$119,685	$112,152	$109,608	$111,691	$475,133	$424,883
Provision for credit losses	4,193	4,394	2,995	7,001	6,654	18,583	19,436
Net interest income after provision for credit losses	129,495	115,291	109,157	102,607	105,037	456,550	405,447
Non-interest income:
Mortgage origination fees	—	—	—	—	—	—	—
Mortgage servicing fees	—	—	—	—	—	—	—
Lease financing revenue, net	1,050	890	789	679	1,180	3,408	2,750
Other non-interest income	40,354	38,927	35,144	34,369	31,772	148,794	125,132
Total non-interest income	41,404	39,817	35,933	35,048	32,952	152,202	127,882
Non-interest expense:
Salaries and employee benefits expense:
Salaries	42,797	38,575	35,951	34,527	34,840	151,850	135,905
Commissions	1,090	1,172	1,424	1,396	1,503	5,082	4,932
Bonus and stock-based compensation	9,535	10,553	10,852	6,476	7,838	37,416	32,480
Health and accident insurance	3,579	4,045	3,816	3,461	2,765	14,901	13,316
Other salaries and benefits (1)	10,341	9,612	8,171	7,542	7,144	35,666	29,412
Total salaries and employee benefits expense	67,342	63,957	60,214	53,402	54,090	244,915	216,045
Occupancy and equipment expense	12,765	11,724	10,561	10,430	10,344	45,480	40,512
Computer services and telecommunication expense	8,813	7,418	6,945	6,446	6,200	29,622	24,983
Professional and legal expense	1,281	1,566	2,385	1,486	1,709	6,718	4,784
Other operating expenses	17,430	16,467	16,587	15,570	15,757	66,054	63,806
Total non-interest expense	107,631	101,132	96,692	87,334	88,100	392,789	350,130
Income before income taxes	63,268	53,976	48,398	50,321	49,889	215,963	183,199
Income tax expense	19,422	16,287	14,353	14,927	14,998	64,989	54,456
Net income	$43,846	$37,689	$34,045	$35,394	$34,891	$150,974	$128,743

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Banking Segment for the fourth quarter of 2016 increased by $6.2 million, or 16.3%, compared to the prior quarter. This increase in net income was primarily due to an increase in net interest income driven by the impact of the interest earning assets and interest bearing liabilities acquired through the American Chartered merger for a full quarter as well as an increase in other non-interest income, partially offset by higher salaries and employee benefits expense primarily due to the increased staff from the American Chartered merger for a full quarter.

Net income from our Banking Segment for the year ended December 31, 2016 increased by $22.2 million, or 17.3%, compared to the year ended December 31, 2015. This increase in net income was primarily due to an increase in net interest income, driven by growth in our legacy loan portfolio and the impact of the interest earning assets and interest bearing liabilities acquired through the American Chartered merger, and an increase in other non-interest income. This increase was partly offset by higher salaries and employee benefits expense due to annual pay increases, new hires, increased staff from the American Chartered merger and bonus expense based on company performance and the increase in staff.

Leasing Segment

The following table summarizes financial information, adjusted for funds transfer pricing and internal allocations of certain expenses and excluding non-core non-interest income and expense, for the Leasing segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015

Net interest income	$2,413	$2,168	$2,411	$2,423	$2,714	$9,415	$11,475
Provision for credit losses	(1,750)	1,964	(356)	437	—	295	1,598
Net interest income after provision for credit losses	4,163	204	2,767	1,986	2,714	9,120	9,877
Non-interest income:
Mortgage origination fees	—	—	—	—	—	—	—
Mortgage servicing fees	—	—	—	—	—	—	—
Lease financing revenue, net	19,005	17,974	14,919	18,367	14,757	70,265	73,831
Other non-interest income	754	785	786	839	802	3,164	3,112
Total non-interest income	19,759	18,759	15,705	19,206	15,559	73,429	76,943
Non-interest expense:
Salaries and employee benefits expense:
Salaries	3,081	3,555	3,344	2,832	2,286	12,812	10,211
Commissions	2,768	2,592	2,172	3,936	3,047	11,468	15,298
Bonus and stock-based compensation	1,516	950	829	872	1,052	4,167	3,735
Health and accident insurance	376	376	376	335	312	1,463	1,287
Other salaries and benefits (1)	941	934	886	1,108	777	3,869	3,193
Total salaries and employee benefits expense	8,682	8,407	7,607	9,083	7,474	33,779	33,724
Occupancy and equipment expense	929	966	947	895	855	3,737	3,355
Computer services and telecommunication expense	483	432	431	363	340	1,709	1,244
Professional and legal expense	652	802	414	409	328	2,277	1,172
Other operating expenses	1,714	1,997	1,716	1,447	1,501	6,874	5,869
Total non-interest expense	12,460	12,604	11,115	12,197	10,498	48,376	45,364
Income before income taxes	11,462	6,359	7,357	8,995	7,775	34,173	41,456
Income tax expense	4,653	2,484	2,879	3,509	3,037	13,525	16,255
Net income	$6,809	$3,875	$4,478	$5,486	$4,738	$20,648	$25,201

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Leasing Segment for the fourth quarter of 2016 increased by $2.9 million, or 75.7%, compared to the prior quarter. This increase in net income was primarily due to a negative provision for credit losses resulting from the improvement of a potential problem loan as well as greater residual gains and an increase in operating lease revenue.

Net income from our Leasing Segment for the year ended December 31, 2016 decreased by $4.6 million, or 18.1%, compared to the year ended December 31, 2015. This decrease in net income was primarily due to a decrease in lease financing revenues resulting from lower residual gains partly offset by higher fees from the sale of third-party equipment maintenance contracts as well as an increase in legal and other operating expenses.

Mortgage Banking Segment

The following table summarizes financial information, adjusted for funds transfer pricing and internal allocations of certain expenses and excluding non-core non-interest income and expense, for the Mortgage Banking segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015

Net interest income	$9,113	$8,918	$8,039	$7,273	$7,364	$33,343	$29,248
Provision for credit losses	179	191	190	125	104	685	352
Net interest income after provision for credit losses	8,934	8,727	7,849	7,148	7,260	32,658	28,896
Non-interest income:
Mortgage origination fees	29,317	39,962	31,417	16,894	17,596	117,590	94,703
Mortgage servicing fees	2,960	9,133	8,198	10,588	8,946	30,879	22,723
Lease financing revenue, net	—	—	—	—	—	—	—
Other non-interest income	—	—	—	(3)	10	(3)	14
Total non-interest income	32,277	49,095	39,615	27,479	26,552	148,466	117,440
Non-interest expense:
Salaries and employee benefits expense:
Salaries	12,945	12,958	12,088	11,450	11,307	49,441	43,454
Commissions	8,178	8,554	7,226	5,016	5,244	28,974	25,334
Bonus and stock-based compensation	1,116	1,477	1,190	1,309	1,060	5,092	3,717
Health and accident insurance	1,996	1,956	1,887	1,803	1,569	7,642	6,472
Other salaries and benefits (1)	3,790	4,774	3,988	3,439	3,612	15,991	14,955
Total salaries and employee benefits expense	28,025	29,719	26,379	23,017	22,792	107,140	93,932
Occupancy and equipment expense	1,900	1,972	1,899	1,935	1,736	7,706	6,368
Computer services and telecommunication expense	1,910	1,881	1,890	1,941	2,008	7,622	7,920
Professional and legal expense	418	411	421	597	678	1,847	2,637
Other operating expenses	6,971	6,587	6,309	5,484	5,040	25,351	22,206
Total non-interest expense	39,224	40,570	36,898	32,974	32,254	149,666	133,063
Income before income taxes	1,987	17,252	10,566	1,653	1,558	31,458	13,273
Income tax expense	795	6,901	4,226	661	623	12,583	5,309
Net income	$1,192	$10,351	$6,340	$992	$935	$18,875	$7,964

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Mortgage Banking Segment for the fourth quarter of 2016 decreased by $9.2 million, or 88.5%, compared to the prior quarter primarily due to a decrease in mortgage banking revenue.

The significant increase in interest rates in the fourth quarter of 2016, coupled with an increase in short-term interest rates by the Federal Reserve, drove fewer interest rate lock commitments. This decrease in interest rate lock commitment volume had a negative impact on our mortgage origination fees for the quarter. Lower gain on sale margin during the quarter also had a negative impact on mortgage origination fees.

In addition, high volatility in interest rates caused disproportionate changes in the fair value of our mortgage servicing rights asset and the fair value of the derivatives used to hedge this asset.  As a result, the fair value of our hedge decreased more than the increase in the fair value of our mortgage servicing rights asset, reducing our mortgage servicing fees during the quarter.

By comparison, favorable market conditions in the third quarter drove higher interest rate lock commitment volume at higher gain on sale margins. This, coupled with improved hedge performance, drove better than expected results in our Mortgage Banking Segment.

Net income from our Mortgage Banking Segment for the year ended December 31, 2016 increased by $10.9 million, or 137.0%, compared to the year ended December 31, 2015. This increase in net income was due to higher gain on sale margin and an increase in servicing fees, partly offset by higher salaries expense as the result of annual pay increases and new hires, higher commission expense and higher bonus expense.

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Origination volume	$2,054,406	$1,976,377	$1,709,044	$1,328,804	$1,437,057	$7,068,631	$7,016,733
Refinance	56%	48%	42%	49%	42%	49%	45%
Purchase	44	52	58	51	58	51	55
Origination volume by channel:
Retail	21%	22%	23%	19%	18%	21%	18%
Third party	79	78	77	81	82	79	82
Mortgage servicing book (unpaid principal balance of loans serviced for others) at period end	$19,683,073	$18,477,648	$17,739,626	$16,911,325	$16,218,613	$19,683,073	$16,218,613
Mortgage servicing rights, recorded at fair value, at period end	238,011	154,730	134,969	145,800	168,162	238,011	168,162
Notional value of rate lock commitments, at period end	543,900	1,201,100	981,000	823,000	622,906	543,900	622,906

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	12/31/2016		9/30/2016		6/30/2016		3/31/2016		12/31/2015
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related loans:
Commercial	$4,346,506	34%	$4,385,812	35%	$3,561,500	35%	$3,509,604	36%	$3,616,286	37%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,002,976	16	1,873,380	15	1,794,465	18	1,774,104	18	1,779,072	18
Commercial real estate	3,788,016	29	3,794,801	30	2,827,720	28	2,831,814	28	2,695,676	27
Construction real estate	518,562	4	451,023	4	357,807	3	310,278	3	252,060	3
Total commercial related loans	10,656,060	83	10,505,016	84	8,541,492	84	8,425,800	85	8,343,094	85
Other loans:
Residential real estate	1,060,828	8	998,827	8	753,707	7	677,791	7	628,169	6
Indirect vehicle	541,680	4	522,271	4	491,480	5	432,915	4	384,095	4
Home equity	266,377	2	275,288	2	198,622	2	207,079	2	216,573	2
Consumer	80,781	1	77,956	1	75,775	1	77,318	1	80,661	1
Total other loans	1,949,666	15	1,874,342	15	1,519,584	15	1,395,103	14	1,309,498	13
Total loans, excluding purchased credit-impaired loans	12,605,726	98	12,379,358	99	10,061,076	99	9,820,903	99	9,652,592	98
Purchased credit-impaired loans	163,077	2	161,338	1	136,811	1	140,445	1	141,406	2
Total loans	$12,768,803	100%	$12,540,696	100%	$10,197,887	100%	$9,961,348	100%	$9,793,998	100%
Change from prior quarter	+1.8%		+23.0%		+2.4%		+1.7%		+4.3%
Change from same quarter one year ago	+30.4%		+33.6%		+12.1%		+11.7%		+7.8%

Our loan balances, excluding purchased credit-impaired loans, grew $226.4 million (+1.8%, or +7.3% annualized basis) during the fourth quarter of 2016 primarily due to growth in lease, construction real estate and residential real estate loans. Compared to December 31, 2015, legacy loan balances, excluding purchased credit-impaired loans, increased $1.2 billion (+12.5%).

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	4Q16		3Q16		2Q16		1Q16		4Q15
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,274,398	35%	$3,850,588	35%	$3,522,641	35%	$3,531,441	36%	$3,492,161	37%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,896,486	15	1,825,505	16	1,777,763	18	1,754,558	18	1,708,404	18
Commercial real estate	3,775,599	30	3,183,131	29	2,821,516	28	2,734,148	28	2,627,004	28
Construction real estate	486,861	4	397,480	4	351,079	3	276,797	3	274,188	2
Total commercial-related loans	10,433,344	84	9,256,704	84	8,472,999	84	8,296,944	85	8,101,757	85
Other loans:
Residential real estate	1,031,152	8	862,393	7	710,384	7	640,231	7	612,275	6
Indirect vehicle	532,782	4	507,772	5	462,053	5	404,473	4	365,744	4
Home equity	273,694	2	231,399	2	202,228	2	210,678	2	219,440	2
Consumer	80,113	1	77,451	1	78,108	1	80,569	1	83,869	1
Total other loans	1,917,741	15	1,679,015	15	1,452,773	15	1,335,951	14	1,281,328	13
Total loans, excluding purchased credit-impaired loans	12,351,085	99	10,935,719	99	9,925,772	99	9,632,895	99	9,383,085	98
Purchased credit-impaired loans	152,509	1	135,548	1	136,415	1	139,451	1	154,562	2
Total loans	$12,503,594	100%	$11,071,267	100%	$10,062,187	100%	$9,772,346	100%	$9,537,647	100%
Change from prior quarter	+12.9%		+10.0%		+3.0%		+2.5%		+3.8%
Change from same quarter one year ago	+31.1%		+20.5%		+12.2%		+9.9%		+6.2%

Our quarterly average loan balances, excluding purchased credit-impaired loans, increased $1.4 billion (+12.9%) during the fourth quarter of 2016 primarily due to having a full quarter of loan balances acquired through the American Chartered merger. Compared to the fourth quarter of 2015, our quarterly average legacy loan balances, excluding purchased credit-impaired loans, for the fourth quarter of 2016 increased by approximately 12%.

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Non-performing loans:
Non-accrual loans (1)	$48,974	$52,135	$67,544	$93,602	$98,065
Loans 90 days or more past due, still accruing interest	10,378	1,774	7,190	1,112	6,596
Total non-performing loans	59,352	53,909	74,734	94,714	104,661
Other real estate owned	26,279	33,105	27,663	28,309	31,553
Repossessed assets	322	453	459	187	81
Total non-performing assets	$85,953	$87,467	$102,856	$123,210	$136,295
Potential problem loans (2)	$144,544	$111,594	$99,782	$110,193	$139,941
Purchased credit-impaired loans	$163,077	$161,338	$136,811	$140,445	$141,406
Total non-performing, potential problem and purchased credit-impaired loans	$366,973	$326,841	$311,327	$345,352	$386,008

Total allowance for loan and lease losses	$139,366	$139,528	$135,614	$134,493	$128,140
Accruing restructured loans (3)	32,687	28,561	26,715	27,269	26,991
Total non-performing loans to total loans	0.46%	0.43%	0.73%	0.95%	1.07%
Total non-performing assets to total assets	0.45	0.45	0.64	0.79	0.87
Allowance for loan and lease losses to non-performing loans	234.81	258.82	181.46	142.00	122.43

(1)
Includes $27.1 million, $23.4 million, $28.9 million, $24.0 million and $23.6 million of restructured loans on non-accrual status at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Commercial and lease	$15,189	$14,898	$29,509	$28,590	$37,076
Commercial real estate	11,767	4,655	7,163	27,786	29,073
Consumer related	32,396	34,356	38,062	38,338	38,512
Total non-performing loans	$59,352	$53,909	$74,734	$94,714	$104,661

The following table represents a summary of other real estate owned (excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Balance at the beginning of quarter	$33,105	$27,663	$28,309	$31,553	$29,587
Transfers in at fair value less estimated costs to sell	1,191	929	1,367	1,270	5,964
Acquired from business combination	—	4,148	—	—	—
Capitalized other real estate owned costs	—	96	—	—	—
Fair value adjustments	(2,834)	865	70	45	(721)
Net gains on sales of other real estate owned	2,652	25	227	592	977
Cash received upon disposition	(7,835)	(621)	(2,310)	(5,151)	(4,254)
Balance at the end of quarter	$26,279	$33,105	$27,663	$28,309	$31,553

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Allowance for credit losses, balance at the beginning of period	$142,399	$138,333	$137,732	$131,508	$128,038	$131,508	$114,057
Provision for credit losses	2,622	6,549	2,829	7,563	6,758	19,563	21,386
Charge-offs:
Commercial	—	1,341	72	713	710	2,126	2,993
Commercial loans collateralized by assignment of lease payments (lease loans)	3,452	367	2,347	574	685	6,740	2,765
Commercial real estate	250	529	1,720	352	1,251	2,851	3,563
Construction real estate	442	7	144	—	23	593	34
Residential real estate	222	290	476	368	261	1,356	1,450
Home equity	429	376	619	238	407	1,662	1,485
Indirect vehicle	1,085	838	651	931	898	3,505	2,980
Consumer	562	409	395	412	550	1,778	1,941
Total charge-offs	6,442	4,157	6,424	3,588	4,785	20,611	17,211
Recoveries:
Commercial	437	665	952	380	235	2,434	1,749
Commercial loans collateralized by assignment of lease payments (lease loans)	30	3	467	50	12	550	1,112
Commercial real estate	968	324	1,843	594	385	3,729	6,723
Construction real estate	48	50	17	27	19	142	272
Residential real estate	1,059	45	82	24	98	1,210	515
Home equity	180	65	193	318	132	756	579
Indirect vehicle	437	436	501	463	499	1,837	1,853
Consumer	104	86	141	393	117	724	473
Total recoveries	3,263	1,674	4,196	2,249	1,497	11,382	13,276
Total net charge-offs	3,179	2,483	2,228	1,339	3,288	9,229	3,935
Allowance for credit losses, balance at the end of the period	141,842	142,399	138,333	137,732	131,508	141,842	131,508
Allowance for unfunded credit commitments	(2,476)	(2,871)	(2,719)	(3,239)	(3,368)	(2,476)	(3,368)
Allowance for loan and lease losses, balance at the end of the period	$139,366	$139,528	$135,614	$134,493	$128,140	$139,366	$128,140
Total loans, excluding loans held for sale	$12,768,803	$12,540,696	$10,197,887	$9,961,348	$9,793,998	$12,768,803	$9,793,998
Average loans, excluding loans held for sale	12,503,594	11,071,267	10,062,187	9,772,346	9,537,647	10,857,460	9,147,279
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.09%	1.11%	1.33%	1.35%	1.31%	1.09%	1.31%
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.10	0.09	0.09	0.06	0.14	0.09	0.04

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Commercial related loans:
General reserve	$120,489	$112,653	$108,972	$98,001	$94,164
Specific reserve	3,243	9,698	12,205	20,995	16,173
Consumer related reserve	15,634	17,177	14,437	15,497	17,803
Total allowance for loan and lease losses	$139,366	$139,528	$135,614	$134,493	$128,140

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan and lease losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit-impaired loans), the difference between the estimated fair value of the loans (computed on a loan by loan basis) and the principal outstanding is accreted over the remaining life of the loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased credit-impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the acquisition accounting discount for loans acquired in the bank mergers were as follows for the three months ended December 31, 2016 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$11,130	$13,924	$49,356	$74,410
Purchases	15,746	4,281	(7,904)	12,123
Recoveries	1,295	—	—	1,295
Accretion	—	(2,709)	(4,854)	(7,563)
Transfer	(554)	554	—	—
Balance at end of period	$27,617	$16,050	$36,598	$80,265

The acquisition accounting discount for loans acquired in the American Chartered merger was revised compared to previously reported balances and is only provisional at December 31, 2016 as loan risk ratings continue to be assessed. The change is reflected in the purchases line in the table above.

Changes in the acquisition accounting discount for loans acquired in the bank mergers were as follows for the three months ended September 30, 2016 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$9,435	$12,677	$24,428	$46,540
Purchases	4,293	805	29,042	34,140
Charge-offs	(110)	—	—	(110)
Accretion	—	(2,046)	(4,114)	(6,160)
Transfer	(2,488)	2,488	—	—
Balance at end of period	$11,130	$13,924	$49,356	$74,410

The $554 thousand and $2.5 million acquisition accounting discount transfer from non-accretable discount to accretable discount on purchased credit-impaired loans for the three months ended December 31, 2016 and September 30, 2016, respectively, was due to better than expected cash flows on several pools of purchased credit-impaired loans.

INVESTMENT SECURITIES

The following table sets forth, by type, fair value, amortized cost and unrealized gain of our investment securities, excluding FHLB and FRB stock, as of the dates indicated (in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$23,415	$53,968	$54,457	$64,762	$64,611
States and political subdivisions	391,365	410,737	400,948	398,024	396,367
Mortgage-backed securities	1,076,692	1,173,330	785,367	834,559	893,656
Corporate bonds	193,895	210,193	225,525	224,530	219,628
Equity securities	10,828	11,128	11,098	10,969	10,761
Total fair value	$1,696,195	$1,859,356	$1,477,395	$1,532,844	$1,585,023

Amortized cost
Government sponsored agencies and enterprises	$23,267	$53,456	$53,674	$63,600	$63,805
States and political subdivisions	376,541	383,041	369,816	371,006	373,285
Mortgage-backed securities	1,080,693	1,160,796	769,109	820,825	888,325
Corporate bonds	193,164	208,940	224,730	225,657	222,784
Equity securities	11,000	10,932	10,872	10,814	10,757
Total amortized cost	$1,684,665	$1,817,165	$1,428,201	$1,491,902	$1,558,956

Unrealized gain (loss)
Government sponsored agencies and enterprises	$148	$512	$783	$1,162	$806
States and political subdivisions	14,824	27,696	31,132	27,018	23,082
Mortgage-backed securities	(4,001)	12,534	16,258	13,734	5,331
Corporate bonds	731	1,253	795	(1,127)	(3,156)
Equity securities	(172)	196	226	155	4
Total unrealized gain	$11,530	$42,191	$49,194	$40,942	$26,067

Securities held to maturity, at cost:
States and political subdivisions	$910,608	$939,491	$960,784	$986,340	$1,016,519
Mortgage-backed securities	159,142	175,771	190,631	205,570	214,291
Total amortized cost	$1,069,750	$1,115,262	$1,151,415	$1,191,910	$1,230,810

Total unrealized gain decreased at December 31, 2016 compared to September 30, 2016 as result of the increase in interest rates.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	12/31/2016		9/30/2016		6/30/2016		3/31/2016		12/31/2015
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$6,408,169	46%	$6,410,334	45%	$4,775,364	42%	$4,667,410	40%	$4,627,184	40%
Money market, NOW and interest bearing deposits	4,543,004	32	4,660,407	33	3,771,111	33	4,048,054	35	4,144,633	36
Savings deposits	1,135,992	8	1,147,900	8	1,021,845	9	991,300	9	974,555	8
Total low cost deposits	12,087,165	86	12,218,641	86	9,568,320	84	9,706,764	84	9,746,372	84
Certificates of deposit:
Certificates of deposit	1,225,102	9	1,298,186	9	1,220,562	11	1,255,457	11	1,244,292	11
Brokered certificates of deposit	798,181	5	762,439	5	647,214	5	571,605	5	514,551	5
Total certificates of deposit	2,023,283	14	2,060,625	14	1,867,776	16	1,827,062	16	1,758,843	16
Total deposits	$14,110,448	100%	$14,279,266	100%	$11,436,096	100%	$11,533,826	100%	$11,505,215	100%
Change from prior quarter	-1.2%		+24.9%		-0.8%		+0.2%		+2.2%
Change from same quarter one year ago	+22.6%		+26.9%		+5.3%		+4.7%		+4.7%

Total low cost deposits decreased $131.5 million to $12.1 billion at December 31, 2016 compared to the prior quarter primarily due to the decrease in higher rate NOW accounts and mortgage escrow accounts. Non-interest bearing deposits represented 46% of total deposits at December 31, 2016. Compared to December 31, 2015, legacy low cost deposit balances increased $276.8 million (+2.8%) driven by the 11.0% growth in non-interest bearing deposits.

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	4Q16		3Q16		2Q16		1Q16		4Q15
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$6,454,025	45%	$5,524,043	43%	$4,806,692	42%	$4,606,008	40%	$4,617,076	40%
Money market, NOW and interest bearing deposits	4,628,698	33	4,161,913	33	3,836,134	33	4,109,150	36	4,214,099	37
Savings deposits	1,140,926	8	1,080,609	8	1,006,902	9	984,019	9	959,049	8
Total low cost deposits	12,223,649	86	10,766,565	84	9,649,728	84	9,699,177	85	9,790,224	85
Certificates of deposit:
Certificates of deposit	1,263,675	9	1,257,959	10	1,237,198	11	1,237,971	11	1,245,947	11
Brokered certificates of deposit	779,411	5	702,030	6	598,702	5	534,910	4	492,839	4
Total certificates of deposit	2,043,086	14	1,959,989	16	1,835,900	16	1,772,881	15	1,738,786	15
Total deposits	$14,266,735	100%	$12,726,554	100%	$11,485,628	100%	$11,472,058	100%	$11,529,010	100%
Change from prior quarter	+12.1%		+10.8%		+0.1%		-0.5%		+2.5%
Change from same quarter one year ago	+23.7%		+13.2%		+5.4%		+4.4%		+2.9%

Total average low cost deposits increased $1.5 billion to $12.2 billion during the fourth quarter of 2016 compared to the prior quarter primarily due to a full quarter of deposit balances assumed through the American Chartered merger. Similarly, non-interest bearing deposits quarterly average grew by $930.0 million (+16.8%) during the fourth quarter of 2016 compared to the third quarter of 2016. Our quarterly average legacy low cost deposits for the fourth quarter of 2016 increased by approximately 2% compared to the third quarter of 2016. Compared to the fourth quarter of 2015, our quarterly average legacy low cost deposits for the fourth quarter of 2016 increased by approximately 3%.

CAPITAL

Tangible book value per common share was $16.98 at December 31, 2016 compared to $16.88 at September 30, 2016 and $16.53 at December 31, 2015.

Our regulatory capital ratios remain strong. MB Financial Bank, N.A. (the "Bank") was categorized as “well capitalized” at December 31, 2016 under the Prompt Corrective Action (“PCA”) provisions. The Bank would be categorized as "well capitalized" under the fully phased in rules under the Basel III capital reform.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) the ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
ASSETS
Cash and due from banks	$364,783	$351,009	$303,037	$271,732	$307,869
Interest earning deposits with banks	98,686	125,250	123,086	113,785	73,572
Total cash and cash equivalents	463,469	476,259	426,123	385,517	381,441
Investment securities:
Securities available for sale, at fair value	1,696,195	1,859,356	1,477,395	1,532,844	1,585,023
Securities held to maturity, at amortized cost	1,069,750	1,115,262	1,151,415	1,191,910	1,230,810
Non-marketable securities - FHLB and FRB Stock	143,276	146,209	130,232	121,750	114,233
Total investment securities	2,909,221	3,120,827	2,759,042	2,846,504	2,930,066
Loans held for sale	716,883	899,412	843,379	632,196	744,727
Loans:
Total loans, excluding purchased credit-impaired loans	12,605,726	12,379,358	10,061,076	9,820,903	9,652,592
Purchased credit-impaired loans	163,077	161,338	136,811	140,445	141,406
Total loans	12,768,803	12,540,696	10,197,887	9,961,348	9,793,998
Less: Allowance for loan and lease losses	139,366	139,528	135,614	134,493	128,140
Net loans	12,629,437	12,401,168	10,062,273	9,826,855	9,665,858
Lease investments, net	311,327	277,647	233,320	216,046	211,687
Premises and equipment, net	293,910	283,112	243,319	238,578	236,013
Cash surrender value of life insurance	200,945	199,628	138,657	137,807	136,953
Goodwill	1,001,038	993,799	725,039	725,068	725,070
Other intangibles	62,959	65,395	41,569	43,186	44,812
Mortgage servicing rights, at fair value	238,011	154,730	134,969	145,800	168,162
Other real estate owned, net	26,279	33,105	27,663	28,309	31,553
Other real estate owned related to FDIC transactions	5,006	5,177	8,356	10,397	10,717
Other assets	443,832	431,623	352,081	339,390	297,948
Total assets	$19,302,317	$19,341,882	$15,995,790	$15,575,653	$15,585,007
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,408,169	$6,410,334	$4,775,364	$4,667,410	$4,627,184
Interest bearing	7,702,279	7,868,932	6,660,732	6,866,416	6,878,031
Total deposits	14,110,448	14,279,266	11,436,096	11,533,826	11,505,215
Short-term borrowings	1,569,288	1,496,319	1,246,994	884,101	1,005,737
Long-term borrowings	311,790	311,645	518,545	439,615	400,274
Junior subordinated notes issued to capital trusts	210,668	209,159	185,925	185,820	186,164
Accrued expenses and other liabilities	520,914	482,085	451,695	409,406	400,333
Total liabilities	16,723,108	16,778,474	13,839,255	13,452,768	13,497,723
Stockholders' Equity
Preferred stock	115,572	116,507	115,280	115,280	115,280
Common stock	856	855	757	756	756
Additional paid-in capital	1,678,826	1,674,341	1,288,777	1,284,438	1,280,870
Retained earnings	838,892	809,769	783,468	756,272	731,812
Accumulated other comprehensive income	5,190	23,763	28,731	24,687	15,777
Treasury stock	(60,384)	(62,084)	(60,732)	(59,863)	(58,504)
Controlling interest stockholders' equity	2,578,952	2,563,151	2,156,281	2,121,570	2,085,991
Noncontrolling interest	257	257	254	1,315	1,293
Total stockholders' equity	2,579,209	2,563,408	2,156,535	2,122,885	2,087,284
Total liabilities and stockholders' equity	$19,302,317	$19,341,882	$15,995,790	$15,575,653	$15,585,007

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Year Ended
						December 31,
(Dollars in thousands, except per share data)	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Interest income:
Loans:
Taxable	$134,048	$118,675	$110,231	$104,923	$106,137	$467,877	$404,324
Nontaxable	2,947	2,846	2,741	2,586	2,602	11,120	9,318
Investment securities:
Taxable	9,362	8,844	7,799	9,566	9,708	35,571	39,299
Nontaxable	10,220	10,382	10,644	10,776	10,969	42,022	40,974
Federal funds sold	—	—	—	—	1	—	1
Other interest earning accounts	157	164	125	141	110	587	318
Total interest income	156,734	140,911	131,540	127,992	129,527	557,177	494,234
Interest expense:
Deposits	7,324	6,681	5,952	5,622	5,357	25,579	19,658
Short-term borrowings	1,472	1,092	910	721	385	4,195	1,412
Long-term borrowings and junior subordinated notes	2,724	2,367	2,076	2,345	2,016	9,512	7,558
Total interest expense	11,520	10,140	8,938	8,688	7,758	39,286	28,628
Net interest income	145,214	130,771	122,602	119,304	121,769	517,891	465,606
Provision for credit losses	2,622	6,549	2,829	7,563	6,758	19,563	21,386
Net interest income after provision for credit losses	142,592	124,222	119,773	111,741	115,011	498,328	444,220
Non-interest income:
Mortgage banking revenue	32,277	49,095	39,615	27,482	26,542	148,469	117,426
Lease financing revenue, net	19,868	18,864	15,708	19,046	15,937	73,486	76,581
Commercial deposit and treasury management fees	14,237	12,957	11,548	11,878	11,711	50,620	45,283
Trust and asset management fees	8,442	8,244	8,236	7,950	6,077	32,872	23,545
Card fees	4,340	4,161	4,045	3,525	3,651	16,071	15,322
Capital markets and international banking service fees	4,021	3,313	2,771	3,227	2,355	13,332	8,148
Consumer and other deposit service fees	3,563	3,559	3,161	3,025	3,440	13,308	13,282
Brokerage fees	887	1,294	1,315	1,158	1,252	4,654	5,754
Loan service fees	1,952	1,792	1,961	1,752	1,890	7,457	6,259
Increase in cash surrender value of life insurance	1,316	1,055	850	854	864	4,075	3,391
Net gain (loss) on investment securities	178	—	269	—	(3)	447	(176)
Net (loss) gain on disposal of other assets	(749)	5	(2)	(48)	—	(794)	(2)
Other operating income	2,491	4,048	2,523	1,844	1,909	10,906	7,280
Total non-interest income	92,823	108,387	92,000	81,693	75,625	374,903	322,093
Non-interest expense:
Salaries and employee benefits expense	108,428	111,478	95,004	85,591	84,709	400,501	343,531
Occupancy and equipment expense	15,689	14,766	13,415	13,260	12,935	57,130	50,510
Computer services and telecommunication expense	11,800	12,836	9,777	9,055	8,445	43,468	34,453
Advertising and marketing expense	3,045	3,084	2,964	2,878	2,551	11,971	10,072
Professional and legal expense	2,509	4,460	3,321	2,589	4,169	12,879	11,053
Other intangible amortization expense	2,388	1,674	1,617	1,626	1,546	7,305	6,115
Branch exit and facilities impairment charges	—	(2,908)	155	44	616	(2,709)	8,515
Net (gain) loss recognized on other real estate owned and other related expense	(790)	(721)	258	(346)	(729)	(1,599)	1,468
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Other operating expenses	22,691	25,716	21,395	21,103	12,989	90,905	68,352
Total non-interest expense	165,760	170,385	147,906	135,800	127,231	619,851	534,154
Income before income taxes	69,655	62,224	63,867	57,634	63,405	253,380	232,159
Income tax expense	22,464	17,805	20,455	18,520	19,798	79,244	73,211
Net income	47,191	44,419	43,412	39,114	43,607	174,136	158,948
Dividends on preferred shares	2,005	2,004	2,000	2,000	2,000	8,009	8,000
Net income available to common stockholders	$45,186	$42,415	$41,412	$37,114	$41,607	$166,127	$150,948

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Common share data:
Basic earnings per common share	$0.54	$0.55	$0.56	$0.51	$0.57	$2.16	$2.03
Diluted earnings per common share	0.53	0.54	0.56	0.50	0.56	2.13	2.02
Weighted average common shares outstanding for basic earnings per common share	83,484,899	77,506,885	73,475,258	73,330,731	73,296,602	76,968,823	74,177,574
Weighted average common shares outstanding for diluted earnings per common share	84,674,181	78,683,170	74,180,374	73,966,935	73,953,165	77,976,121	74,849,030
Common shares outstanding (at end of period)	83,725,269	83,555,257	73,740,348	73,639,487	73,678,329	83,725,269	73,678,329

Selected Financial Data:
						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Performance Ratios:
Annualized return on average assets	0.98%	1.02%	1.11%	1.02%	1.13%	1.03%	1.07%
Annualized operating return on average assets (1)	1.07	1.20	1.15	1.09	1.06	1.13	1.09
Annualized return on average common equity	7.36	7.67	8.27	7.52	8.48	7.69	7.77
Annualized operating return on average common equity (1)	8.12	9.02	8.56	8.08	7.86	8.44	7.92
Annualized cash return on average tangible common equity (2)	13.22	12.99	13.53	12.47	13.97	13.06	12.82
Annualized cash operating return on average tangible common equity (3)	14.54	15.23	13.99	13.37	12.97	14.31	13.07
Net interest rate spread	3.48	3.50	3.64	3.63	3.72	3.56	3.70
Cost of funds (4)	0.28	0.28	0.27	0.27	0.24	0.28	0.23
Efficiency ratio (5)	64.62	62.69	65.32	63.49	63.95	64.02	64.71
Annualized net non-interest expense to average assets (6)	1.35	1.06	1.35	1.31	1.44	1.27	1.38
Core non-interest income to revenues (7)	38.15	43.98	41.40	39.38	36.91	40.77	39.68
Net interest margin	3.50	3.49	3.60	3.57	3.64	3.54	3.63
Tax equivalent effect	0.17	0.19	0.21	0.22	0.22	0.19	0.21
Net interest margin - fully tax equivalent basis (8)	3.67	3.68	3.81	3.79	3.86	3.73	3.84
Loans to deposits	90.49	87.82	89.17	86.37	85.13	90.49	85.13
Asset Quality Ratios:
Non-performing loans (9) to total loans	0.46%	0.43%	0.73%	0.95%	1.07%	0.46%	1.07%
Non-performing assets (9) to total assets	0.45	0.45	0.64	0.79	0.87	0.45	0.87
Allowance for loan and lease losses to non-performing loans (9)	234.81	258.82	181.46	142.00	122.43	234.81	122.43
Allowance for loan and lease losses to total loans	1.09	1.11	1.33	1.35	1.31	1.09	1.31
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.10	0.09	0.09	0.06	0.14	0.09	0.04
Capital Ratios:
Tangible equity to tangible assets (10)	8.42%	8.34%	9.21%	9.24%	8.99%	8.42%	8.99%
Tangible common equity to tangible assets (11)	7.79	7.71	8.46	8.46	8.21	7.79	8.21
Tangible common equity to risk weighted assets (12)	8.78	8.83	9.75	9.54	9.34	8.78	9.34
Total capital (to risk-weighted assets) (13)	11.59	11.66	12.81	12.65	12.54	11.59	12.54
Tier 1 capital (to risk-weighted assets) (13)	9.37	9.40	11.77	11.60	11.54	9.37	11.54
Common equity tier 1 capital (to risk-weighted assets) (13)	8.70	8.71	9.52	9.33	9.27	8.70	9.27
Tier 1 capital (to average assets) (13)	8.38	9.29	10.41	10.38	10.40	8.38	10.40
Per Share Data:
Book value per common share (14)	$29.43	$29.28	$27.68	$27.26	$26.77	$29.43	$26.77
Less: goodwill and other intangible assets, net of benefit, per common share	12.45	12.40	10.20	10.22	10.24	12.45	10.24
Tangible book value per common share (15)	$16.98	$16.88	$17.48	$17.04	$16.53	$16.98	$16.53
Cash dividends per common share	$0.19	$0.19	$0.19	$0.17	$0.17	$0.74	$0.65

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and non-interest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(13)	Current quarter ratios are estimated.

(14)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(15)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank mergers loans, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and prepayment fees on interest bearing liabilities, branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Data” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Fourth Quarter and Annual Results.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Stockholders' equity - as reported	$2,579,209	$2,563,408	$2,156,535	$2,122,885	$2,087,284
Less: goodwill	1,001,038	993,799	725,039	725,068	725,070
Less: other intangible assets, net of tax benefit	40,923	42,507	27,020	28,071	29,128
Tangible equity	$1,537,248	$1,527,102	$1,404,476	$1,369,746	$1,333,086

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Total assets - as reported	$19,302,317	$19,341,882	$15,995,790	$15,575,653	$15,585,007
Less: goodwill	1,001,038	993,799	725,039	725,068	725,070
Less: other intangible assets, net of tax benefit	40,923	42,507	27,020	28,071	29,128
Tangible assets	$18,260,356	$18,305,576	$15,243,731	$14,822,514	$14,830,809

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Common stockholders' equity - as reported	$2,463,637	$2,446,901	$2,041,255	$2,007,605	$1,972,004
Less: goodwill	1,001,038	993,799	725,039	725,068	725,070
Less: other intangible assets, net of tax benefit	40,923	42,507	27,020	28,071	29,128
Tangible common equity	$1,421,676	$1,410,595	$1,289,196	$1,254,466	$1,217,806

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Average common stockholders' equity	$2,441,809	$2,201,095	$2,014,822	$1,984,379	$1,945,772	$2,161,405	$1,943,632
Less: average goodwill	994,053	835,894	725,011	725,070	711,669	820,526	711,559
Less: average other intangible assets, net of tax benefit	41,471	32,744	27,437	28,511	23,826	32,566	23,743
Average tangible common equity	$1,406,285	$1,332,457	$1,262,374	$1,230,798	$1,210,277	$1,308,313	$1,208,330

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Net income available to common stockholders - as reported	$45,186	$42,415	$41,412	$37,114	$41,607	$166,127	$150,948
Add: other intangible amortization expense, net of tax benefit	1,552	1,088	1,051	1,057	1,005	4,748	3,975
Net cash flow available to common stockholders	$46,738	$43,503	$42,463	$38,171	$42,612	$170,875	$154,923

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Net income - as reported	$47,191	$44,419	$43,412	$39,114	$43,607	$174,136	$158,948
Less non-core items:
Net gain (loss) on investment securities	178	—	269	—	(3)	447	(176)
Net (loss) gain on disposal of other assets	(749)	5	(2)	(48)	—	(794)	(2)
Increase in market value of assets held in trust for deferred compensation - other operating income	141	711	480	8	565	1,340	6
Merger related and repositioning expenses	(6,491)	(11,368)	(2,566)	(3,287)	4,186	(23,712)	(5,506)
Branch exit and facilities impairment charges	—	—	(155)	—	—	(155)	—
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	(85)
Contribution to MB Financial Charitable Foundation	—	(4,000)	—	—	—	(4,000)	—
Increase in market value of assets held in trust for deferred compensation - other operating expense	(141)	(711)	(480)	(8)	(565)	(1,340)	(6)
Total non-core items	(7,062)	(15,363)	(2,454)	(3,335)	4,183	(28,214)	(5,769)
Income tax expense on non-core items	(2,406)	(6,074)	(1,003)	(577)	1,140	(10,060)	(2,809)
Income tax benefit resulting from adoption of new stock-based compensation guidance	—	(1,793)	—	—	—	(1,793)	—
Non-core items, net of tax	(4,656)	(7,496)	(1,451)	(2,758)	3,043	(16,361)	(2,960)
Operating earnings	51,847	51,915	44,863	41,872	40,564	190,497	161,908
Dividends on preferred shares	2,005	2,004	2,000	2,000	2,000	8,009	8,000
Operating earnings available to common stockholders	$49,842	$49,911	$42,863	$39,872	$38,564	$182,488	$153,908
Diluted operating earnings per common share	$0.59	$0.63	$0.58	$0.54	$0.52	$2.34	$2.06
Weighted average common shares outstanding for diluted operating earnings per common share	84,674,181	78,683,170	74,180,374	73,966,935	73,953,165	77,976,121	74,849,030

Efficiency Ratio Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Non-interest expense	$165,760	$170,385	$147,906	$135,800	$127,231	$619,851	$534,154
Less merger related and repositioning expenses	6,491	11,368	2,566	3,287	(4,186)	23,712	5,506
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Less branch exit and facilities impairment charges	—	—	155	—	—	155	—
Less contribution to MB Financial Charitable Foundation	—	4,000	—	—	—	4,000	—
Less increase in market value of assets held in trust for deferred compensation	141	711	480	8	565	1,340	6
Non-interest expense - as adjusted	$159,128	$154,306	$144,705	$132,505	$130,852	$590,644	$528,557

Net interest income	$145,214	$130,771	$122,602	$119,304	$121,769	$517,891	$465,606
Tax equivalent adjustment	7,090	7,122	7,208	7,195	7,307	28,616	27,080
Net interest income on a fully tax equivalent basis	152,304	137,893	129,810	126,499	129,076	546,507	492,686
Plus non-interest income	92,823	108,387	92,000	81,693	75,625	374,903	322,093
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	709	568	458	460	465	2,194	1,826
Less net gain (loss) on investment securities	178	—	269	—	(3)	447	(176)
Less net (loss) gain on disposal of other assets	(749)	5	(2)	(48)	—	(794)	(2)
Less increase in market value of assets held in trust for deferred compensation	141	711	480	8	565	1,340	6
Net interest income plus non-interest income - as adjusted	$246,266	$246,132	$221,521	$208,692	$204,604	$922,611	$816,777

Efficiency ratio	64.62%	62.69%	65.32%	63.49%	63.95%	64.02%	64.71%
Efficiency ratio (without adjustments)	69.64%	71.24%	68.92%	67.56%	64.46%	69.43%	67.81%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Non-interest expense	$165,760	$170,385	$147,906	$135,800	$127,231	$619,851	$534,154
Less merger related and repositioning expenses	6,491	11,368	2,566	3,287	(4,186)	23,712	5,506
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Less branch exit and facilities impairment charges	—	—	155	—	—	155	—
Less contribution to MB Financial Charitable Foundation	—	4,000	—	—	—	4,000	—
Less increase in market value of assets held in trust for deferred compensation	141	711	480	8	565	1,340	6
Non-interest expense - as adjusted	159,128	154,306	144,705	132,505	130,852	590,644	528,557

Non-interest income	92,823	108,387	92,000	81,693	75,625	374,903	322,093
Less net gain (loss) on investment securities	178	—	269	—	(3)	447	(176)
Less net (loss) gain on disposal of other assets	(749)	5	(2)	(48)	—	(794)	(2)
Less increase in market value of assets held in trust for deferred compensation	141	711	480	8	565	1,340	6
Non-interest income - as adjusted	93,253	107,671	91,253	81,733	75,063	373,910	322,265
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	709	568	458	460	465	2,194	1,826
Net non-interest expense - as adjusted	$65,166	$46,067	$52,994	$50,312	$55,324	$214,540	$204,466

Average assets	$19,192,747	$17,248,431	$15,740,658	$15,487,565	$15,244,633	$16,924,472	$14,827,884
Annualized net non-interest expense - as adjusted to average assets	1.35%	1.06%	1.35%	1.31%	1.44%	1.27%	1.38%
Annualized net non-interest expense to average assets (without adjustments)	1.51%	1.43%	1.43%	1.41%	1.34%	1.45%	1.43%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q16	3Q16	2Q16	1Q16	4Q15	2016	2015
Non-interest income	$92,823	$108,387	$92,000	$81,693	$75,625	$374,903	$322,093
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	709	568	458	460	465	2,194	1,826
Less net gain (loss) on investment securities	178	—	269	—	(3)	447	(176)
Less net (loss) gain on disposal of other assets	(749)	5	(2)	(48)	—	(794)	(2)
Less increase in market value of assets held in trust for deferred compensation	141	711	480	8	565	1,340	6
Non-interest income - as adjusted	$93,962	$108,239	$91,711	$82,193	$75,528	$376,104	$324,091

Net interest income	$145,214	$130,771	$122,602	$119,304	$121,769	$517,891	$465,606
Tax equivalent adjustment	7,090	7,122	7,208	7,195	7,307	28,616	27,080
Net interest income on a fully tax equivalent basis	152,304	137,893	129,810	126,499	129,076	546,507	492,686
Plus non-interest income	92,823	108,387	92,000	81,693	75,625	374,903	322,093
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	709	568	458	460	465	2,194	1,826
Less net gain (loss) on investment securities	178	—	269	—	(3)	447	(176)
Less net (loss) gain on disposal of other assets	(749)	5	(2)	(48)	—	(794)	(2)
Less increase in market value of assets held in trust for deferred compensation	141	711	480	8	565	1,340	6
Total revenue - as adjusted and on a fully tax equivalent basis	$246,266	$246,132	$221,521	$208,692	$204,604	$922,611	$816,777

Total revenue - unadjusted	$238,037	$239,158	$214,602	$200,997	$197,394	$892,794	$787,699
Core non-interest income to revenues ratio	38.15%	43.98%	41.40%	39.38%	36.91%	40.77%	39.68%
Non-interest income to revenues ratio (without adjustments)	39.00%	45.32%	42.87%	40.64%	38.31%	41.99%	40.89%

NET INTEREST MARGIN

The following tables present, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	4Q16			3Q16			4Q15
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$859,254	$7,100	3.31%	$835,953	7,074	3.38%	$681,682	$6,276	3.68%
Loans (1) (2) (3):
Commercial-related loans
Commercial	4,274,398	45,255	4.14	3,850,588	41,095	4.18	3,492,161	35,890	4.02
Commercial loans collateralized by assignment of lease payments (lease loans)	1,896,486	17,275	3.64	1,825,505	16,876	3.70	1,708,404	15,901	3.72
Commercial real estate	3,775,599	41,508	4.30	3,183,131	33,253	4.09	2,627,004	27,759	4.13
Construction real estate	486,861	4,592	3.69	397,480	3,921	3.86	274,188	3,736	5.33
Total commercial related loans	10,433,344	108,630	4.07	9,256,704	95,145	4.02	8,101,757	83,286	4.02
Other loans:
Real estate residential	1,031,152	8,522	3.31	862,393	7,121	3.30	612,275	5,490	3.59
Home equity	273,694	2,651	3.85	231,399	2,252	3.87	219,440	2,142	3.87
Indirect	532,782	6,198	4.63	507,772	5,838	4.57	365,744	4,403	4.78
Consumer	80,113	776	3.86	77,451	821	4.21	83,869	777	3.67
Total other loans	1,917,741	18,147	3.76	1,679,015	16,032	3.80	1,281,328	12,812	3.97
Total loans, excluding purchased credit-impaired loans	12,351,085	126,777	4.08	10,935,719	111,177	4.04	9,383,085	96,098	4.06
Purchased credit-impaired loans	152,509	4,704	12.27	135,548	4,802	14.09	154,562	7,766	19.93
Total loans	12,503,594	131,481	4.18	11,071,267	115,979	4.17	9,537,647	103,864	4.32
Taxable investment securities	1,721,537	9,362	2.18	1,592,547	8,844	2.22	1,510,047	9,708	2.57
Investment securities exempt from federal income taxes (3)	1,304,931	15,724	4.82	1,318,855	15,972	4.84	1,383,592	16,875	4.88
Federal funds sold	36	0	1.00	36	0	1.00	100	1	1.00
Other interest earning deposits	107,311	157	0.58	103,061	164	0.63	141,891	110	0.31
Total interest earning assets	$16,496,663	$163,824	3.95	$14,921,719	$148,033	3.95	$13,254,959	$136,834	4.10
Non-interest earning assets	2,696,084			2,326,712			1,989,674
Total assets	$19,192,747			$17,248,431			$15,244,633
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,628,698	$2,593	0.22%	$4,161,913	$2,299	0.22%	$4,214,099	$1,999	0.19%
Savings deposits	1,140,926	273	0.10	1,080,609	231	0.09	959,049	123	0.05
Certificates of deposit	1,263,675	1,728	0.54	1,257,959	1,633	0.52	1,245,947	1,431	0.46
Customer repurchase agreements	247,273	129	0.21	210,688	113	0.21	230,412	115	0.20
Total core funding	7,280,572	4,723	0.26	6,711,169	4,276	0.25	6,649,507	3,668	0.22
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	779,411	2,730	1.39	702,030	2,518	1.43	492,839	1,804	1.45
Other borrowings	1,638,605	4,067	0.97	1,533,344	3,346	0.85	1,031,301	2,286	0.87
Total wholesale funding	2,418,016	6,797	1.12	2,235,374	5,864	1.04	1,524,140	4,090	1.06
Total interest bearing liabilities	$9,698,588	$11,520	0.47	$8,946,543	$10,140	0.45	$8,173,647	$7,758	0.38
Non-interest bearing deposits	6,454,025			5,524,043			4,617,076
Other non-interest bearing liabilities	482,449			461,243			392,858
Stockholders' equity	2,557,685			2,316,602			2,061,052
Total liabilities and stockholders' equity	$19,192,747			$17,248,431			$15,244,633
Net interest income/interest rate spread (4)		$152,304	3.48%		$137,893	3.50%		$129,076	3.72%
Taxable equivalent adjustment		7,090			7,122			7,307
Net interest income, as reported		$145,214			$130,771			$121,769
Net interest margin (5)			3.50%			3.49%			3.64%
Tax equivalent effect			0.17%			0.19%			0.22%
Net interest margin on a fully tax equivalent basis (5)			3.67%			3.68%			3.86%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Year Ended December 31,
	2016			2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$771,384	$26,450	3.43%	$740,975	26,804	3.62%
Loans (1) (2) (3):
Commercial-related loans
Commercial	3,796,230	162,710	4.22	3,342,090	137,878	4.07
Commercial loans collateralized by assignment of lease payments (lease loans)	1,813,837	67,376	3.71	1,666,611	62,221	3.73
Commercial real estate	3,130,516	132,748	4.17	2,564,506	110,009	4.23
Construction real estate	378,405	14,852	3.86	217,181	12,637	5.74
Total commercial related loans	9,118,988	377,686	4.07	7,790,388	322,745	4.09
Other loans:
Real estate residential	811,782	27,402	3.38	546,511	20,455	3.74
Home equity	229,626	8,905	3.88	231,464	9,209	3.98
Indirect	477,008	22,128	4.64	311,418	15,674	5.03
Consumer	79,059	3,158	3.99	79,416	3,161	3.98
Total other loans	1,597,475	61,593	3.86	1,168,809	48,499	4.15
Total loans, excluding purchased credit-impaired loans	10,716,463	439,279	4.10	8,959,197	371,244	4.14
Purchased credit-impaired loans	140,997	19,257	13.66	188,082	20,611	10.96
Total loans	10,857,460	458,536	4.22	9,147,279	391,855	4.28
Taxable investment securities	1,576,836	35,571	2.26	1,538,709	39,299	2.55
Investment securities exempt from federal income taxes (3)	1,331,323	64,649	4.86	1,282,909	63,037	4.91
Federal funds sold	37	—	1.00	70	1	0.99
Other interest earning deposits	106,075	587	0.55	117,344	318	0.27
Total interest earning assets	$14,643,115	$585,793	4.00	$12,827,286	$521,314	4.06
Non-interest earning assets	2,281,357			2,000,598
Total assets	$16,924,472			$14,827,884
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,185,129	$9,027	0.22%	$4,053,848	$7,060	0.17%
Savings deposits	1,053,429	837	0.08	962,221	502	0.05
Certificates of deposit	1,249,264	6,248	0.50	1,317,689	5,593	0.42
Customer repurchase agreements	202,673	420	0.21	240,737	452	0.19
Total core funding	6,690,495	16,532	0.25	6,574,495	13,607	0.21
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	654,238	9,467	1.45	452,290	6,503	1.44
Other borrowings	1,518,447	13,287	0.86	990,784	8,518	0.85
Total wholesale funding	2,172,685	22,754	1.05	1,443,074	15,021	1.04
Total interest bearing liabilities	$8,863,180	$39,286	0.44	$8,017,569	$28,628	0.36
Non-interest bearing deposits	5,351,197			4,381,030
Other non-interest bearing liabilities	433,202			370,373
Stockholders' equity	2,276,893			2,058,912
Total liabilities and stockholders' equity	$16,924,472			$14,827,884
Net interest income/interest rate spread (4)		$546,507	3.56%		$492,686	3.70%
Taxable equivalent adjustment		28,616			27,080
Net interest income, as reported		$517,891			$465,606
Net interest margin (5)			3.54%			3.63%
Tax equivalent effect			0.19%			0.21%
Net interest margin on a fully tax equivalent basis (5)			3.73%			3.84%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflects the impact the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	4Q16			3Q16			4Q15
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$12,503,594	$131,481	4.18%	$11,071,267	$115,979	4.17%	$9,537,647	$103,864	4.32%
Less acquisition accounting discount accretion on non-PCI loans	(42,978)	4,854		(34,315)	4,114		(37,865)	6,193
Less acquisition accounting discount accretion on PCI loans	(34,360)	2,709		(23,110)	2,046		(28,037)	3,510
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$12,580,932	$123,918	3.92%	$11,128,692	$109,819	3.93%	$9,603,549	$94,161	3.89%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$16,496,663	$152,304	3.67%	$14,921,719	$137,893	3.68%	$13,254,959	$129,076	3.86%
Less acquisition accounting discount accretion on non-PCI loans	(42,978)	4,854		(34,315)	4,114		(37,865)	6,193
Less acquisition accounting discount accretion on PCI loans	(34,360)	2,709		(23,110)	2,046		(28,037)	3,510
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$16,574,001	$144,741	3.47%	$14,979,144	$131,733	3.50%	$13,320,861	$119,373	3.56%

	Year Ended December 31,
	2016			2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$10,857,460	$458,536	4.22%	$9,147,279	$391,855	4.28%
Less acquisition accounting discount accretion on non-PCI loans	(35,507)	19,309		(47,410)	27,008
Less acquisition accounting discount accretion on PCI loans	(26,856)	9,470		(32,326)	6,631
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$10,919,823	$429,757	3.94%	$9,227,015	$358,216	3.88%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$14,643,115	$546,507	3.73%	$12,827,286	$492,686	3.84%
Less acquisition accounting discount accretion on non-PCI loans	(35,507)	19,309		(47,410)	27,008
Less acquisition accounting discount accretion on PCI loans	(26,856)	9,470		(32,326)	6,631
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$14,705,478	$517,728	3.52%	$12,907,022	$459,047	3.56%